UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2016

QUANTUM MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52956	20-8195578
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3055 Hunter Road San Marcos, TX	78666
(address of principal executive offices)	(zip code)

214-701-8779
(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On August 16, 2016, the Company issued a press release, copy of which is appended hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release dated August 16, 2016. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM MATERIALS CORP.

Dated: August 16, 2016	/s/ Craig Lindberg
CRAIG LINDBERG
Chief Financial Officer

Exhibit 99.1

Quantum Materials Corp. Continues Work for Joint Development Partner, Increases Strategic Personnel and Lab Space

San Marcos, TX – August 16, 2016 – Leading North American quantum dot manufacturer Quantum Materials Corp. (OTCQB:QTMM) today announced that the Company is continuing work with a leading optical film manufacturer, building upon a relationship which originated under an initial joint development agreement.

Over past year as this development work has ramped up and other projects have come on line, Quantum Materials Corp has tripled its full-time science and engineering staff with the addition of several patent-holding scientists, and engineering, and manufacturing operations specialists. In addition, effective September 1, 2016 the Company will double its lab space at Quantum Materials’ San Marcos, Texas headquarters.

“Our collaboration continues to evolve as we work closely together to create optimal quantum dots characterizations for display optical films,” said Sri Peruvemba, CEO of Quantum Materials Corp. “As we grow our people are the key to our success. We are fortunate in attracting the best material sciences talent with which to drive the commercialization of quantum dot technologies for the display, lighting and energy industries.”

About Quantum Materials Corp

Quantum Materials Corp (QMC) develops and manufactures quantum dots and nanomaterials for use in medical, display, solar energy and lighting applications through its patented volume production process. QMC’s volume manufacturing methods enable consistent quality and scalable cost reductions to drive innovative discovery to commercial success. The company’s technology continues to move the future of quantum dots to the present. QMC’s products are the foundation for technologically superior, energy efficient and environmentally sound LCD UHD displays, the next generation of solid-state lighting, solar photovoltaic power applications, advanced battery and energy storage solutions, biotech imaging, and biomedical theranostics. Wholly-owned subsidiary Solterra Renewable Technologies develops sustainable quantum dot solar technology.

For more information follow Quantum Materials Corp at www.QMCDOTS.com and on LinkedIn and Twitter.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that involve risks and uncertainties concerning business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report and in reports subsequently filed with the Securities and Exchange Commission (“SEC”). All documents are available through the SEC’s EDGAR System at http://www.sec.gov/ or www.QMCdots.com. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

CONTACTS:

Toshi Ando

Senior Director of Business Development

510.300.4021

toshi@qmcdots.com

Media:

Rich Schineller

941.780.8100

rich@prmgt.com

Investor Relations:

Clay Chase /SD Torrey Hills Capital

858.456.7300

cc@sdthc.com